UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2014

TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11657 (Commission File Number)	36-4062333 (IRS Employer Identification No.)

14901 South Orange Blossom Trail, Orlando, Florida	32837
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 407-826-5050

____________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Shareholders of Tupperware Brands Corporation (the “Company”, “Registrant”) was held on May 9, 2014 (the “Annual Meeting”). The matters described below were voted upon:

Annual Meeting final votes:

		For	Against or Withheld	Abstain	Broker non-votes
(1)	To elect the following Directors to one year terms expiring in 2015:
	Catherine A. Bertini	36,919,606	330,571	757,378	5,422,578
	Susan M. Cameron	36,553,083	710,849	743,623	5,422,578
	Kriss Cloninger, III	36,592,092	670,899	744,564	5,422,578
	E. V. Goings	37,110,874	642,083	254,598	5,422,578
	Joe R. Lee	36,861,674	400,662	745,219	5,422,578
	Angel R. Martinez	36,681,571	1,160,192	165,792	5,422,578
	Antonio Monteiro de Castro	37,118,262	144,093	745,200	5,422,578
	Robert J. Murray	36,936,248	904,109	167,198	5,422,578
	David R. Parker	36,669,620	1,170,835	167,100	5,422,578
	Joyce M. Roché	36,815,748	446,531	745,276	5,422,578
	M. Anne Szostak	36,719,166	545,998	742,391	5,422,578
(2)	To approve the advisory vote on the Company's executive compensation program:	37,288,975	472,500	246,080	5,422,578
(3)	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 27, 2014:	42,434,336	765,980	229,817	—

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION

Date: May 13, 2014	By:	/s/ Thomas M. Roehlk
Thomas M. Roehlk
Executive Vice President and Chief Legal Officer and Secretary